As filed with the Securities and Exchange Commission on June 6, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2005

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31908	94-2953477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mission Street, Second Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (415) 974-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 6, 2005, Catellus Development Corporation (“Catellus”) announced that it entered into a definitive merger agreement with ProLogis, a Maryland real estate investment trust, and a subsidiary of ProLogis. Under the terms of the merger agreement, which was unanimously approved by the boards of both companies, Catellus stockholders will be able to elect to receive either $33.81 per share in cash, without interest, or 0.822 of a ProLogis common share for every share of Catellus common stock they own at the effective time of the merger. Catellus stockholder elections will be prorated such that $1.255 billion (or approximately 35% of the merger consideration) will be payable in cash, with the remaining approximately 65% of the merger consideration payable in ProLogis common shares.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued by ProLogis and Catellus Development Corporation on June 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated June 6, 2005	By:	/s/ C. William Hosler
	Name:	C. William Hosler
	Title:	Senior Vice President and Chief Financial Officer